Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Airgain, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	(1)(2)	(3)	(3)
	Equity	Preferred Stock, $0.0001 par value per share	457(o)	(1)(2)	(3)	(3)
	Debt	Debt Securities	457(o)	(1)(2)	(3)	(3)
	Equity	Depositary Shares	457(o)	(1)(2)	(3)	(3)
	Other	Warrants	457(o)	(1)(2)	(3)	(3)

	Other	Units	457(o)	(1)(2)	(3)	(3)

	Total	N/A	457(o)	—	—	$40,000,000(4)	0.0000927	$3,708

Carry Forward Securities

Carry Forward Securities		Common Stock, $0.0001 par value per share	457(o) 457(p)	N/A		$40,000,000(4)	0.0001212	N/A	S-3	333-229680	March 15, 2019	$4,848

	Total Offering Amounts					$40,000,000		$3,708

	Total Fees Previously Paid

	Total Fee Offsets							$4,848

	Net Fee Due							$0

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock or other securities of the registrant, and (f) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $40,000,000.

(4)

The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant Rule 457(p) under the Securities Act, the Registrant hereby offsets $4,848 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Registration Statement (File No. 333-229680), filed on February 14, 2019 registering common stock for a maximum aggregate offering price of $40,000,000 (the “Prior Registration Statement”), the entire amount which remains unsold as of the filing date of this Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $4,848 is hereby used to offset the current registration fee due. As a result, no filing fee is being paid herewith.

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